Exhibit 10.1

NOMURA SECURITIES INTERNATIONAL, iNC. 309 West 49th Street New York, NY 10019

CONFIDENTIAL

November 18, 2024

Letter Agreement re: ATM Payments

MSP Recovery, Inc.

Attn: Alexandra Plasencia

3150 SW 38th Ave, Suite 1100

Miami, Florida 33146

Ms. Plasencia:

Reference is made to that certain Amended and Restated Promissory Note, dated as of March 22, 2024 (the “Promissory Note”) by and among MSP RECOVERY, INC., a Delaware corporation as issuer (the “Company”) and NOMURA SECURITIES INTERNATIONAL, INC., as holder (together with its permitted successors and assigns, the “Holder”). Capitalized terms used but not otherwise defined in this letter agreement (this “Agreement”) are used with the meanings assigned to such terms in the Promissory Note.

WHEREAS, pursuant to Section 4(d) of the Promissory Note, within ten Business Days of receipt by the Company of any cash proceeds from the ATM Offering, the Company shall prepay the Note Obligations in an amount equal to 50% of the aggregate amount of Net Cash Proceeds received by the Company from the ATM Offering;

WHEREAS, pursuant to Section 4(f) of the Promissory Note, if the holder of the Permitted Subordinated Debt waives its right to repayment using proceeds of the ATM Offering, 100% of such proceeds shall be used by the Company to repay the Note Obligations;

WHEREAS, the Company has requested that the covenants in Section 4(d) and 4(f) of the Promissory Note be waived solely for the purpose of enabling the Company (or its subsidiaries) to fund its operations while completing the transactions proposed in Schedule A, attached hereto (the “Proposed Transactions”); and

WHEREAS, the Holder has agreed to permit such limited waiver on the terms herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holder and the Company hereby agree as follows:

1.
Limited Waiver.

Notwithstanding anything to the contrary in the Promissory Note, (a) the Holder agrees to waive the requirements of Section 4(d) and 4(f) that the Company or its subsidiaries prepay the Note Obligations using the proceeds of the ATM Offering received on October 31, 2024 and

November 12, 2024, solely for such proceeds in excess of the Required ATM Payment (as defined below) and (b) between the date hereof and March 31, 2025, the Holder agrees to temporarily waive the requirements of Section 4(d) and 4(f) that the Company or its subsidiaries prepay the Note Obligations using the proceeds of the ATM Offering, up to an aggregate total of $4,000,000 of such proceeds that would otherwise be paid to Holder; provided that for both preceding clauses (a) and (b), such proceeds be used instead solely to fund the operations of the Company (or its subsidiaries) while it pursues and completes the Proposed Transactions.

2.
Information Rights.

The Company shall provide the Holder with the following information:

(a)
Any material developments of the Proposed Transactions, including but not limited to drafts of any term sheets, servicing agreements (as referenced in the draft term sheets), advisory agreements and/or licensing agreements; and
(b)
Timely (and in any event within five Business Days of receipt) reports of all proceeds received under the ATM Offering.
3.
Conditions to Effectiveness.

This Agreement shall be effective as of the date of this letter agreement (the “Effective Date”) upon satisfaction of the following conditions:

(a)
No Default or Event of Default shall have occurred and be continuing under the Promissory Note; and
(b)
The Holder shall have received payment in cash of no less than $355,176.37 of proceeds from the October 31, 2024 ATM Offering and the November 12, 2024 ATM Offering (the “Required ATM Payment”).
4.
Release.

The Company hereby acknowledges and agrees that it has no offsets, defenses, claims or counterclaims against the Holder or any of the Holder’s affiliates, or any of their respective officers, directors, employees, attorneys, representatives, agents, predecessors, parent, subsidiaries, shareholders, affiliates, successors and assigns (collectively, the “Holder Parties”) with respect to the Promissory Note and that if the Company now has, or ever did have, any offsets, defenses, claims or counterclaims against the Holder Parties, or any one of them, with respect thereto whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of the execution of this Agreement, all of them are hereby expressly WAIVED, and the Company hereby RELEASES the Holder Parties from any liability therefor.

5.
Miscellaneous.

Except as otherwise expressly provided herein, all provisions of the Promissory Note remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Holder under the Promissory Note (as modified hereby), nor constitute a waiver of any provision thereof, except to the extent expressly provided for herein. Nothing contained herein is intended, or shall be deemed or construed to constitute a waiver of any past or future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable law.

The entering into of this Agreement by the Holder shall not be deemed to limit or hinder any of its rights under the Promissory Note (as modified hereby), nor shall it be deemed to create or infer a custom or course of dealing between any such party, on the one hand, and the Company, on the other hand, with regard to any provision thereof. Nothing contained in this Agreement shall be deemed to obligate the Holder to enter into any forbearance agreement or to waive any Defaults or Events of Default.

This Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

This Agreement and any claim, controversy or dispute arising under or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York. This Agreement and its contents shall be subject to the indemnification, jurisdiction, venue, service of process, waiver of jury trial and confidentiality provisions of the Promissory Note, mutatis mutandis.

This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. An executed facsimile or electronic copy of this Agreement shall be effective for all purposes as an original hereof.

This Agreement expresses the entire understanding of the parties with respect to the amendments contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

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Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Agreement.

Very truly yours,

NOMURA SECURITIES INTERNATIONAL, INC.

as Holder

By: _____________________
Name: James Chenard
Title: Managing Director

[Signature Page to Consent Letter (Permitted Indebtedness)]

Accepted and agreed to as of the date first above written:

MSP RECOVERY, INC. as the Company

By:
	Name:	John H. Ruiz
	Title:	CEO

[Signature Page to Consent Letter (Permitted Indebtedness)]